Exhibit 10.1
SECOND AMENDMENT
TO
STOCK PURCHASE AGREEMENT
     THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of July 14, 2008, is made by and between by and between Longfoot Communications Corp. a Delaware corporation (the “Company”), the Investors listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”) and Sim Farar, Justin Farar, Joel Farar, PP6O, LLC, Gusmail, LLC and 32 Mayall, LLC (collectively, the “Existing Stockholders”).
RECITALS
     A. The Company, the Investors and the Existing Stockholders (collectively the “Parties”) entered into that certain Stock Purchase Agreement dated as of October 22, 2007, as amended by that certain First Amendment to Stock Purchase Agreement, dated as of November 27, 2007, by and between the Parties (the “Agreement”).
     B. The Parties desire to amend the Agreement, in the manner and on the terms and conditions hereinafter set forth.
     C. Capitalized terms that are not defined in this Amendment have the meanings ascribed to them in the Agreement. Except as explicitly amended and set forth in this Amendment, all other terms and provisions of the Agreement remain applicable, operative and unchanged.
AGREEMENTS
     NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company, the Investors and the Existing Stockholders hereby agree as follows:
ARTICLE 1 – AMENDMENT
     Section 5.11 of the Agreement shall be deleted in its entirety and replaced with the following, subject to the approval of a majority of (i) the stockholders of the Company and (ii) the stockholders of the Company not including the signatories to this Agreement, in each case as of the record date for the vote:
No Further Reverse Splits. Each Party covenants that for a period of twenty-four (24) full months following the Closing (the “Restricted Period”) to take no action to effect or permit any further reverse splits, reverse combinations or reverse consolidations of the outstanding shares of the Company; provided, however, that, during the Restricted Period, any Party may take such action necessary or appropriate to effect one reverse split, reverse combination or reverse consolidation in a ratio not to exceed 1:2.5.
ARTICLE 2 – MISCELLANEOUS
     2.1 Waivers and Amendments. The Agreement and this Amendment may be further amended or modified in whole or in part only by a writing which makes reference to the Agreement and this Amendment executed by the Investors, the Existing Stockholders and the Company. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Amendment or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Amendment or any other agreement provided for herein.
     2.2 Entire Agreement. The Agreement (together with the Schedules and the Exhibits thereto) and the other agreements and instruments expressly provided for herein, together with this Amendment (together with the Exhibits hereto), set forth the entire understanding of the parties hereto and supersede in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations, and warranties, whether oral or written, among the parties with respect to the subject matter hereof.
     2.3 Governing Law. The Agreement and this Amendment shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.
     2.4 Public Announcements. The parties shall consult with each other before issuing, and provide each other a reasonable opportunity to review and comment upon, any press release or public statement with respect to the Agreement and this Amendment and the transactions contemplated thereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation.
     2.5 Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument. Any facsimile copy of this Amendment will be deemed an original for all purposes.
     2.6 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Company may not assign or transfer its rights hereunder without the prior written consent of the Investors and the Existing Stockholders.
     2.7 Third Parties. Nothing expressed or implied in the Agreement or this Amendment is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of the Agreement or this Amendment.
     2.8 Schedules. Exhibit A attached to this Amendment is incorporated herein and shall be part of this Amendment for all purposes.
     2.9 Headings. The headings in this Amendment are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Amendment.
     2.10 Interpretation. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company, each of the Existing Stockholders and each of the Investors have executed this Amendment as of the date first above written.

THE COMPANY: Longfoot Communications Corp., a Delaware corporation
By:	/s/ Glenn L. Halpryn
Name:	Glenn L. Halpryn
Title:	President

THE INVESTORS: Frost Gamma Investments Trust
/s/ Dr. Phillip Frost
By: Dr. Phillip Frost
Its: Trustee

/s/ Dr. Jane Hsiao
Dr. Jane Hsiao

/s/ Steven D. Rubin
Steven D. Rubin

/s/ Subbarao Uppaluri
Subbarao Uppaluri

THE EXISTING STOCKHOLDERS:
/s/ Sim Farar
Sim Farar

/s/ Justin Farar
Justin Farar

/s/ Joel Farar
Joel Farar

Signature Page to Second Amendment to Stock Purchase Agreement

PP6O, LLC
/s/ Sim Farar
By: Sim Farar
Its: Member

Gusmail, LLC
/s/ Justin Farar
By: Justin Farar
Its: Member

32 Mayall, LLC
/s/ Joel Farar
By: Joel Farar
Its: Member

Signature Page to Second Amendment to Stock Purchase Agreement

EXHIBIT A

SCHEDULE OF INVESTORS

	Number of Shares of
Name, Address and	Common Stock to be	Percentage of
State of Residence	Purchased	Shares Purchased
Frost Gamma Investments Trust 4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137	1,222,713	72%
Dr. Jane Hsiao 4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137	305,677	18%
Steven D. Rubin 4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137	84,911	5%
Subbarao Uppaluri 4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137	84,911	5%